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                              FORM OF COMMON STOCK
                                   CERTIFICATE

Certificate No.                                                No. of Shares
                                                               CUSIP: 98157 10 4

                     WORLDWIDE ENTERTAINMENT & SPORTS CORP.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

This is to certify that

is the owner of

                    FULLY-PAID AND NON-ASSESSABLE SHARES, OF THE PAR VALUE OF $.01, EACH, OF THE COMMON STOCK OF Worldwide Entertainment & Sports Corp. (the "Corporation") transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

         Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                     WORLDWIDE ENTERTAINMENT & SPORTS CORP.

                                    Corporate
                                      Seal

                                      1995

             SECRETARY                                   PRESIDENT


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